UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2009

Cornerstone Therapeutics Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50767	04-3523569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, North Carolina		27518
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-678-6611

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 30, 2009, Cornerstone Therapeutics Inc. announced that it has closed its previously announced strategic transaction with Chiesi Farmaceutici SpA, a leading European pharmaceutical company headquartered in Parma, Italy. As a result of this transaction, Cornerstone received an exclusive 10-year license with renewable rights for the U.S. commercial rights to Chiesi's Curosurf® product, the world-leading treatment approved by the U.S. Food and Drug Administration ("FDA") for Respiratory Distress Syndrome in premature infants, and $15.5 million in cash. Cornerstone also received first right of offer on all new products and technology Chiesi intends to market in the U.S. Chiesi became the controlling stockholder of Cornerstone as a result of the Company’s issuance of approximately 12.2 million new shares in connection with the consummation of the transaction and Chiesi’s related purchase of shares from certain of the Company’s executives.

Reference is hereby made to the press release, which is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

IMPORTANT INFORMATION

Cornerstone has filed with the Securities and Exchange Commission ("SEC") a proxy statement and other documents regarding proposed amendments to Cornerstone’s certificate of incorporation that will be voted upon at a special meeting of stockholders on August 27, 2009. Security holders are urged to read the proxy statement carefully because it contains important information about Cornerstone and the proposed amendments. A definitive proxy statement will be sent to stockholders of Cornerstone seeking their approval of the proposed amendments. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Cornerstone with the SEC at the SEC’s website at www.sec.gov or from Cornerstone’s website at www.crtx.com. The definitive proxy statement (when available) and other relevant documents may also be obtained free of cost by directing a request to Cornerstone Therapeutics Inc., 1255 Crescent Green Drive, Suite 250, Cary, North Carolina 27518, attention: Chief Financial Officer.

PARTICIPANTS IN SOLICITATION

Cornerstone and its directors, members of management and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of Cornerstone in connection with the strategic transaction with Chiesi. Information about Cornerstone and its directors and executive officers can be found in Cornerstone’s proxy statement and Annual Report on Form 10-K for the year ended December 31, 2008 previously filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement relating to the proposed amendments to Cornerstone’s certificate of incorporation when it becomes available.

Curosurf® is a trademark of Chiesi Farmaceutici SpA.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press release issued by Cornerstone Therapeutics Inc. dated July 30, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Therapeutics Inc.

July 30, 2009	By:	/s/ David Price

Name: David Price
Title: Executive Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Cornerstone Therapeutics Inc. dated July 30, 2009